SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   ----------


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)                October 8, 1998
                                                -------------------------------


                      DIVERSIFIED CORPORATE RESOURCES, INC.
               (Exact name of registrant as specified in charter)



             Texas                        0-13984                75-1565578
(State or other jurisdiction     (Commission File Number)      (IRS Employer
     of Incorporation                                        Identification No.)

                     12801 N. Central Expressway, Suite 350
                               Dallas, Texas 75243
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                    (Address of Principal Executive Offices)


Registrant's telephone number, including area code:             972-458-8500
                                                       -------------------------


                                       N/A
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)





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Item 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On October 8, 1998, Diversified Corporate Resources, Inc. (the "Company"), a Texas corporation, and DCRI Acquisition Corporation ("DCRI Acquisition"), a Texas corporation and wholly-owned subsidiary of the Company, completed the acquisition (the "Acquisition") of Texcel, Inc. and Texcel Technical Services, Inc. (collectively referred to herein as "Texcel") pursuant to an Asset Purchase Agreement, dated October 7, 1998, by and among the Company, DCRI Acquisition, Texcel and the shareholders (the "Shareholders") of Texcel, whereby DCRI Acquisition acquired substantially all the assets of Texcel and assumed certain of the liabilities of Texcel, including secured indebtedness ($85,000), leasehold obligations, trade payables, other obligations incurred by Texcel in the ordinary course of business prior to the Acquisition, and certain other liabilities. Pursuant to the Asset Purchase Agreement, the Company has assumed all obligations of DCRI Acquisition under the Asset Purchase Agreement and related documents. Prior to the Acquisition, the Texcel companies were based in the Philadelphia area and were engaged in both permanent and temporary placements of technical and professional specialists primarily in Pennsylvania, Delaware and New Jersey. DCRI Acquisition intends to continue Texcel's business under the names Texcel, Inc. and Texcel Services, Inc.

         Pursuant to the terms of the Asset Purchase Agreement, Texcel (or the Shareholders) are entitled to receive the following consideration: (i) $1.8 million in cash paid at the closing of the Acquisition; (ii) $2,640,000 (subject to adjustment as provided below) is payable in three annual installments (the "Installment Payment") of $880,000 on October 1 of each of the years 1999, 2000, and 2001; and (iii) 100,000 shares (the "Shares") of common stock, par value $.10 per share ("Common Stock"), which were issued to the Shareholders at the closing of the Acquisition.

         An Installment Payment shall be reduced if DCRI Acquisition's EBITDA (earnings before interest, taxes, depreciation and amortization as determined by the Company in accordance with generally accepted accounting principles as consistently applied, except as described below) during any year of the three year period from October 1, 1998 to September 30, 2001 is less than $1,025,000 as follows: (i) if DCRI Acquisition's EBITDA is less than $1,025,000, the Installment Payment shall be $760,000; and (ii) if DCRI Acquisition's EBITDA is less than $865,000, the Installment Payment shall be $680,000. DCRI Acquisition's EBITDA shall exclude (i) the revenues and profits from any business operations other than those acquired from Texcel unless and to the extent that the Company and Texcel mutually agree that the revenues and profits from other business operations are to be included in determining DCRI Acquisition's EBITDA and (ii) any corporate overhead allocation from the Company unless (but only to the extent that) the Company eliminates corporate overhead previously incurred by Texcel.

         The Shares were issued to the Shareholders in a transaction that was exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), and are, therefore, restricted securities within the meaning of the Securities Act. In addition, the Shares are subject to a lock-up agreement restricting their sale without the consent of the Company as follows:
(i) 50,000 shares may be sold at any time after April 1, 2000 and (ii) the remaining 50,000 shares may be sold at any time after October 1, 2001.

         The Company used proceeds of its 1997 public offering to fund the cash portion of the purchase price with respect to the Acquisition. The Acquisition shall be effective as of October 1, 1998 for accounting purposes. Texcel had revenues (unaudited) of approximately $8 million for the twelve months ended June 30, 1998. The Acquisition is expected to be accretive to earnings on a prospective basis beginning in the fourth quarter of 1998.




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         In connection with the Acquisition,  DCRI  Acquisition  entered into an employment agreement (the "Employment Agreement"), dated as of October 1, 1998, with Mr. Thomas W. Rinaldi, the Chief Executive Officer and majority shareholder of Texcel, as provided in the Asset Purchase Agreement. Pursuant to the Employment Agreement, Mr. Rinaldi has become General Manager of the Company's Mid-Atlantic Region, which initially will consist of Pennsylvania, Washington, D.C., New Jersey, Delaware and Maryland. Pursuant to the Employment Agreement, Mr. Rinaldi is entitled to annual compensation during the three year term of the Employment Agreement based upon the revenues and net profits of DCRI Acquisition (subject to specific formulas and definitions set forth in the Employment Agreement) and to certain fringe benefits. The Employment Agreement contains certain noncompetition, nondisclosure and non-solicitation provisions.

        Each other Shareholder has an employment agreement with DCRI Acquisition providing for a three (3) year term. Each agreement sets forth the compensation arrangement with such employee, including, certain fringe benefits similar to those generally made available to other employees of the Company. These employment agreements also contain certain noncompetition, nondisclosure and non-solicitation provisions.

         In connection with the Acquisition, certain non-shareholder employees of Texcel executed Stock Agreements pursuant to which such employees were granted stock options (the "Options") to purchase 20,000 shares of Common Stock in the aggregate under the Company's 1998 Nonqualified Stock Option Plan at an exercise price of $4.81 per share. The Stock Agreements provide for vesting of the Options over a five (5) year vesting period and contain certain noncompetition, nondisclosure and non-solicitation covenants on behalf of such employees. In addition, the Stock Agreements provide that the Company shall grant stock or cash bonuses to such employees in the amount of $50,000 in the aggregate for each year of the three year period commencing October 1, 1998 and ending September 30, 2001. Each Stock Agreement provides that the vesting of an Option for a particular year and the annual stock or cash bonus for such year are contingent upon the employee recipient continuing to be an employee of DCRI Acquisition.

         The description set forth above of the Asset Purchase Agreement, the Employment Agreement, and Stock Option Agreements is qualified in its entirety by reference to the exhibits to this Form 8-K, which contain the full text of these documents.

         Certain of the information contained in this Report on Form 8-K constitutes forward looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, that involves certain risks and uncertainties. The actual results that are achieved may differ materially from any forward looking statements due to such risks and uncertainties. Although the Company believes that the expectations reflected in such forward looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Important factors that could result in such differences include: general economic conditions in the Company's markets, including inflation, recession, interest rates and other economic factors; the availability of qualified personnel; the level of competition experienced by the Company; the Company's ability to implement its business strategies and to manage its growth; the level of developmental revenues and expenses; those factors identified in the Company's prospectus dated September 30, 1997 as risk factors; and other factors that affect business generally. Subsequent written and oral forward looking statements attributable to the Company or persons acting on its behalf


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are  expressly  qualified  in their  entirety  by  reference  to such  risks and uncertainties.


Item 7.  Financial Statements and Exhibits.

         (a)      Financial statements of business acquired.

         It is impracticable to provide all of the required financial statements for Texcel at this time. The registrant will file such financial statements as soon as practicable, but no later than December 22, 1998, 60 days after the date this Form 8-K is due.

         (b)      Pro forma financial information.

         It is impracticable to provide the required pro forma financial statements for Texcel at this time. The registrant will file such financial statements as soon as practicable, but no later than December 22, 1998, 60 days after the date this Form 8-K is due.

         (c)      Exhibits.

                  The following exhibits are furnished in accordance with Item 601 of Regulation S-K.

                  2.1 Asset Purchase Agreement, dated as of October 7, 1998, by and among Diversified Corporate Resources, Inc., DCRI Acquisition Corporation, Texcel, Inc., Texcel Technical Services, Inc., Thomas W. Rinaldi, Gary E. Kane, Paul J. Cornely, and Deborah A. Janfrancisco. (The Schedules have been omitted pursuant to Regulation S-K 601(b)(2)).

                  10.1 Employment Agreement dated as of October 1, 1998, by and between DCRI Acquisition Corporation, Thomas W. Rinaldi, and Diversified Corporate Resources, Inc.

                  10.2 Form of Stock Agreements, dated as of October 8, 1998, by and between Diversified Corporate Resources, Inc. and certain non-shareholder employees of DCRI Acquisition Corporation.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           DIVERSIFIED CORPORATE RESOURCES, INC.
                                           (Registrant)



Date:  October 21, 1998                    By:    /s/ M. Ted Dillard
                                                  ------------------------------
                                                  M. Ted Dillard
                                                  President
                                                  (Principal Executive Officer)






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                                INDEX TO EXHIBITS


   Exhibit No.                               Exhibit                        Page
   -----------                               -------                        ----

       2.1 Asset Purchase Agreement, dated as of October 7, 1998, by and among Diversified Corporate
                   Resources, Inc., DCRI Acquisition Corporation, Texcel, Inc., Texcel Technical Services, Inc., Thomas W. Rinaldi, Gary E. Kane, Paul J. Cornely, and Deborah A. Janfrancisco. (The Schedules have been omitted pursuant to Regulation S-K 601(b)(2)).

       10.1        Employment Agreement dated as of October 1,
                   1998, by and between DCRI Acquisition
                   Corporation, Thomas W. Rinaldi, and Diversified Corporate Resources, Inc.

       10.2 Form of Stock Agreements, dated as of October 8, 1998, by and between Diversified Corporate Resources, Inc. and certain non-shareholder employees of DCRI Acquisition Corporation.




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